EXHIBIT 4.2

SUPPLEMENTAL INDENTURE NO. 4
Supplemental Indenture No. 4 (this “Supplemental Indenture”), dated as of October 11, 2012, among Realogy Corporation, a Delaware corporation (the “Issuer”), Realogy Holdings Corp., a Delaware corporation (“Holdings”), each of the subsidiary guarantors listed on the signature page hereto (each, a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer, Holdings, and the Subsidiary Guarantors has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of January 5, 2011, pursuant to which the Issuer has issued its 11.00% Series A Convertible Senior Subordinated Notes due 2018, 11.00% Series B Convertible Senior Subordinated Notes due 2018 and 11.00% Series C Convertible Senior Subordinated Notes due 2018 (collectively, the “Notes”);
WHEREAS, in connection with the statutory conversion of the Issuer into a limited liability company, pursuant to section 9.01(6) of the Indenture, Holdings desires to provide additional rights or benefits to the Holders and become a co-obligor with respect to the Notes issued under the Indenture;
WHEREAS, pursuant to Sections 9.01(6) and (14) of the Indenture, each of the Issuer, Holdings, each Subsidiary Guarantor and the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Co-Obligor. Holdings hereby expressly agrees to become a co-obligor of the Notes, liable for the due and punctual payment of the principal of, and interest on, all of the Notes.
(3)    Amendment to Indenture. Pursuant to Section 9.01(14) of the Indenture, for the purpose of facilitating conversions of the Notes by certain holders which such change does not adversely affect the rights of any Holder in any respect, the Indenture is hereby amended to replace the definition of “Authorized Denomination” with the following:
“Authorized Denomination” means with respect to all of the Convertible Notes $1,000 and integral multiples of $1.00 in excess thereof.”
(4)    Joint and Several Liability. Holdings and the Issuer, as co-obligors, shall be unconditionally jointly and severally liable for the due and punctual payment of the principal of, and interest on, all of the Notes. Holdings' obligations as a co-obligor hereunder shall be subordinated in right of payment to all existing and future Senior Indebtedness of Holdings, to the same extent and in the same manner as the Issuer's payment obligations under the Indenture as provided in Article 10 of the Indenture.
(5)    No Release of the Issuer. Notwithstanding the agreement of Holdings to become liable for the due and punctual payment of the principal of, and interest on, all of the Notes issued under and subject to the Indenture, the Issuer remains fully liable for all of its obligations under the Indenture and has not been released from any liabilities or obligations thereunder.
(6)    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests of the Holdings or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuer, Holdings or the Subsidiary Guarantors under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations

EXHIBIT 4.2

or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(7)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(8)    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.
(9)    Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(10)    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
(11)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, Holdings and the Subsidiary Guarantors.
(12)    Benefits Acknowledged. Holdings is subject to the terms and conditions set forth in the Indenture. Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its obligations pursuant to Supplemental Indenture are knowingly made in contemplation of such benefits.
(13)    Successors. All agreements of Holdings in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
[Signature page follows]

EXHIBIT 4.2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
REALOGY CORPORATION
By: /s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief
Financial Officer and Treasurer
REALOGY HOLDINGS CORP.
By: /s/ Anthony E. Hull
Name: Anthony E. Hull
Title:    Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT 4.2

NRT INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC

By: /s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Chief Financial Officer

CARTUS CORPORATION
CDRE TM LLC
LAKECREST TITLE, LLC
NRT PHILADELPHIA LLC
REFERRAL NETWORK LLC
SOTHEBY'S INTERNATIONAL REALTY LICENSEE LLC
WREM, INC.

By: /s/ Anthony E. Hull
Name: Anthony E. Hull
Title:     Executive Vice President & Treasurer

EXHIBIT 4.2

AMERICAN TITLE COMPANY OF HOUSTON
ATCOH HOLDING COMPANY
BURNET TITLE LLC
BURNET TITLE HOLDING LLC
BURROW ESCROW SERVICES, INC.
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
FIRST CALIFORNIA ESCROW CORPORATION
FRANCHISE SETTLEMENT SERVICES LLC
GUARDIAN HOLDING COMPANY
GUARDIAN TITLE AGENCY, LLC
CASE TITLE COMPANY
GULF SOUTH SETTLEMENT SERVICES, LLC
KEYSTONE CLOSING SERVICES LLC
MARKET STREET SETTLEMENT GROUP LLC
MID-ATLANTIC SETTLEMENT SERVICES     LLC
NATIONAL COORDINATION ALLIANCE LLC
NRT SETTLEMENT SERVICES OF MISSOURI LLC
NRT SETTLEMENT SERVICES OF TEXAS LLC
PROCESSING SOLUTIONS LLC
SECURED LAND TRANSFERS LLC
ST. JOE TITLE SERVICES LLC
TAW HOLDING INC.
TEXAS AMERICAN TITLE COMPANY
TITLE RESOURCE GROUP AFFILIATES     HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP LLC
TITLE RESOURCE GROUP SERVICES LLC
TITLE RESOURCES INCORPORATED
TRG SERVICES, ESCROW, INC.
TRG SETTLEMENT SERVICES, LLP
WAYDAN TITLE, INC.
WEST COAST ESCROW COMPANY

By: /s/ Thomas N. Rispoli
Name: Thomas N. Rispoli
Title: Chief Financial Officer

EXHIBIT 4.2

BETTER HOMES AND GARDENS REAL ESTATE LLC
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
ERA FRANCHISE SYSTEMS LLC
GLOBAL CLIENT SOLUTIONS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LICENSING LLC
SOTHEBY'S INTERNATIONAL REALTY AFFILIATES LLC
WORLD REAL ESTATE MARKETING LLC

By: /s/ Andrew G. Napurano
Name: Andrew G. Napurano
Title: Chief Financial Officer

EXHIBIT 4.2

CARTUS ASSET RECOVERY CORPORATION

By: /s/ Eric Barnes
Name: Eric Barnes
Title: Chief Financial Officer

EXHIBIT 4.2

ALPHA REFERRAL NETWORK LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL NRT PENNSYLVANIA LLC
COLDWELL BANKER COMMERCIAL PACIFIC     PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES     LLC
COLDWELL BANKER REAL ESTATE     SERVICES LLC
COLDWELL BANKER RESIDENTIAL     BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL     BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL     ESTATE LLC
COLDWELL BANKER RESIDENTIAL     REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL     REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC

By: /s/ Kevin R. Greene
Name: Kevin R. Greene
Title: Chief Financial Officer

EXHIBIT 4.2

NRT ARIZONA LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA REFERRAL LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT COMMERCIAL UTAH LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT HAWAII REFERRAL, LLC
NRT LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PITTSBURGH LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
NRT WEST, INC.
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY'S INTERNATIONAL REALTY, INC.
SOTHEBY'S INTERNATIONAL REALTY
REFERRAL COMPANY, LLC
THE SUNSHINE GROUP (FLORIDA) LTD. CORP.
THE SUNSHINE GROUP, LTD.
VALLEY OF CALIFORNIA, INC.

By: /s/ Kevin R. Greene
Name: Kevin R. Greene
Title: Chief Financial Officer

EXHIBIT 4.2

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:     /s/ M. Vucic
Name:    M. Vucic
Title:    Vice President